Exhibit 10.23

WAIVER AND FIRST AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS WAIVER AND FIRST AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of August 26, 2008, by and among TELOS CORPORATION, a Maryland corporation (“Parent”), XACTA CORPORATION, a Delaware corporation (“Xacta”; Parent and Xacta are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), TELOS DELAWARE, INC., a Delaware corporation (“Telos-Delaware”), UBIQUITY.COM, INC., a Delaware corporation (“Ubiquity”), TELOS INTERNATIONAL CORP., a Delaware corporation (“TIC”), TELOS INTERNATIONAL ASIA, INC., a Delaware corporation (“TIA”), SECURE TRADE, INC., a Delaware corporation (“STI”) and TELOWORKS, INC., a Delaware corporation (“Teloworks”; Telos-Delaware, Ubiquity, TIC, TIA, STI and Teloworks are referred to hereinafter each individually as a “Credit Party” and collectively, jointly and severally, as the “Credit Parties”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), as agent (“Agent”) for the Lenders (defined below) and as a Lender.

WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Amended and Restated Loan and Security Agreement dated as of April 3, 2008, but effective as of March 31, 2008 (as amended from time to time, the “Loan Agreement”);

WHEREAS, Borrowers and Credit Parties have notified Agent that certain Events of Default exist under Section 8.2 of the Loan Agreement due to (a) the formation of Teloworks BPO Solutions Philippines, Inc., a corporation formed under the laws of the Philippines (“Teloworks BPO Philippines”) as a Subsidiary of Teloworks after the Closing Date in violation of Section 7.3(d) of the Loan Agreement, and (b) Investments made by the Companies of up to $75,000 as of the date hereof in Teloworks BPO Philippines made in violation of Section 7.13 and 7.14 of the Loan Agreement (the “Existing Defaults”);

WHEREAS, Borrowers and Credit Parties have requested that Agent and Required Lenders waive the Existing Defaults;

WHEREAS, Agent and Required Lenders are willing to waive the Existing Default on and subject to the terms and conditions set forth herein; and

WHEREAS, subject to the terms and conditions contained herein, Borrowers, Credit Parties, Agent and Lenders have agreed to amend the Loan Agreement in certain respects;

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Waiver. Subject to the satisfaction of the conditions set forth in Section 5 hereof, and in reliance upon the representations and warranties contained herein, Agent and Required Lenders hereby waive the Existing Defaults. This is a limited waiver and shall not be deemed to constitute a waiver of, or consent to, any other existing or future breach of the Loan Agreement or any other Loan Document, including, without limitation, the failure of the Companies to deliver to Agent the 2007 Audit and a certificate of accountants related thereto on or prior to October 31, 2008.

3. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 5 hereof, the Loan Agreement is amended in the following respects:

(a) The definition of “Eligible Accounts” as set forth in Section 1.1 of the Loan Agreement is hereby amended by (i) deleting the word “or” at the end of clause (o) thereof, (ii) deleting the period at the end of clause (p) thereof, (iii) inserting, “or” at the end of clause (p) thereof, and (iv) adding a new clause (q) at the end thereof, as follows:

(q) Accounts with respect to which payments are subject to an escrow agreement other than Accounts not to exceed $12,500,000 in the aggregate under contract number FA8771-04-D009 dated as of September 10, 2004 between Parent and the Department of the Air Force.

(b) The definition of “Permitted Investments” as set forth in Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“Permitted Investments” means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Borrower in any other Borrower or any Credit Party provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement and provided, further, that Borrowers may not invest more than $50,000 in the aggregate in the Credit Parties and then only so long as the proceeds of such investments are used to facilitate the dissolution of such Credit Parties, (e) investments by Parent of up to $1,000,000 in the aggregate in TIMS LLC made on or prior to October 20, 2007, and (f) investments of up to $600,000 in the aggregate in Teloworks BPO Philippines, Inc., a corporation formed under the laws of the Philippines.

(c) The following Section 6.18 is added to the Loan Agreement:

6.18. Escrow Agreement Weekly Invoice Reports.

Each Weekly Invoice Report delivered pursuant to (a) that certain Escrow Agreement dated as of August 26, 2008 by and among Parent, Agent, and Wells Fargo Bank, National Association, as escrow agent (the “WFF Air Force Escrow Agreement”), and (b) that certain Escrow Agreement dated as of August 26, 2008 by and among Parent, Dell Federal Systems GP, L.L.C., and Wells Fargo Bank, National Association, as escrow agent (the “Dell Air Force Escrow Agreement”) shall match all applicable Borrowing Base calculations provided to Agent pursuant to Section 6.2 in all respects and each such Weekly Invoice Report shall direct that any applicable invoices under the Contract (as defined in the WFF Air Force Escrow Agreement and the Dell Air Force Escrow Agreement) that were included in the calculation of the Borrowing Base under this Agreement shall be paid into the WFF Escrow Account (as defined in the WFF Air Force Escrow Agreement).

4. Ratification. This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

5. Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent:

(a) Each party hereto shall have executed and delivered this Amendment to Agent;

(b) Agent shall have received the fee described in Section 6 hereof;

(c) Borrowers shall have delivered to Agent such documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(d) No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(e) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

6. Amendment Fee. To induce Agent and Lenders to enter into this Amendment, Borrowers shall pay to Agent, for the benefit of Lenders, a non-refundable fee equal to $30,000, which shall be due and payable on the date hereof.

7. Assignment of Claims. Agent hereby acknowledges and agrees that paragraph 10 of Exhibit A to that certain letter agreement dated as of April 3, 2008 among

Agent and Borrowers (the “Post-Closing Letter”) regarding certain of its contracts with the United States government and compliance with the Federal Assignment of Claims Act has been completed to Agent’s satisfaction and shall be of no further force and effect.

8. Philippines Stock Pledge. Agent and Borrowers hereby agree that the required date to deliver the Deed of Pledge in favor of Agent regarding 99.99% of the stock of Teloworks Philippines, Inc. as required by paragraph 1 of Exhibit A to the Post-Closing Letter is extended to September 17, 2008.

9. Miscellaneous.

(a) Warranties and Absence of Defaults. To induce Agent and Lenders to enter into this Amendment, each Company hereby represents and warrants to Agent and Lenders that:

(i) The execution, delivery and performance by it of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by-laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii) Each of the Loan Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) general principles of equity;

(iii) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(iv) It has performed all of its obligations under the Loan Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred.

(b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Companies agree, jointly and severally, to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.

(c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

TELOS CORPORATION,
a Maryland corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	EVP, General Counsel, Chief Administrative Officer

XACTA CORPORATION, a Delaware corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	Executive Vice President

CREDIT PARTIES:

TELOS DELAWARE, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	Executive Vice President

UBIQUITY.COM, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	Executive Vice President

Signature Page to Waiver and First Amendment

TELOS INTERNATIONAL CORP.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	Executive Vice President

TELOS INTERNATIONAL ASIA, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	Executive Vice President

SECURE TRADE, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Name	Michael P. Flaherty
Title	Executive Vice President

TELOWORKS, INC., a Delaware corporation

By	/s/ Richard Tracy
Name	Richard Tracy
Title	President

Signature Page to Waiver and First Amendment

AGENT AND SOLE EXISTING LENDER:

WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation)

By	/s/ David Sanchez
Name	David Sanchez
Title	V.P.

Signature Page to Waiver and First Amendment